Exhibit 99.1

Monolithic System Technology, Inc. Announces Second Quarter 2003
Results

    SUNNYVALE, Calif.--(BUSINESS WIRE)--xx--Monolithic System
Technology, Inc. (MoSys), (NASDAQ:MOSY) today reported financial results for its second quarter ended June 30, 2003.

    Second Quarter Highlights



    --  Expanded scope of license agreement with Sony
    -- 1T-SRAM memory silicon-verified at Semiconductor Manufacturing International Corporation (SMIC)
    --  LSI Logic adopts 1T-SRAM for its leading-edge DVD products
    -- Licensed 1T-SRAM technology to Xyratex Technology, Ltd. for use in next generation data storage and network products
    -- Shigeru Shimauchi named General Manager of expanded Tokyo office


    Financial Results

    Total net revenue in the second quarter was approximately $4.5 million compared to $6.5 million reported in the same period of 2002. Total net revenue consisted of $2.2 million from licensing, $1.8 million in royalties and $515,000 in product revenue. Licensing revenue for the current quarter decreased by approximately $400,000 from the same period last year, and royalty revenue decreased by $1.5 million from the second quarter of 2002. Product revenue decreased by $133,000 compared to $648,000 in the same period of 2002. The gross margin percentage in the second quarter of 2003 was 86%.
    Other income during the period consist of a contract termination fee of $288,000 and interest income of $329,000 compared to interest income of $472,000 in the same period last year.
    Net income for the quarter was $500,000 representing 11% of total revenue, or $0.02 fully diluted earnings per share, compared to $2.7 million, or $0.09 fully diluted earnings per share, in the same period last year. Second quarter 2003 diluted earnings per share were computed using 30,848,000 shares.
    Commenting on the results of the second quarter, Dr. Fu-Chieh Hsu, CEO of MoSys stated, "We have experienced a very difficult economic environment during the first half of 2003, and many of our customers have delayed the start of their development projects as well as the deployment of completed projects into production which has certainly impacted current revenues. Despite these difficulties, we continue to effectively focus on the further expansion and proliferation of our technologies."
    Dr. Hsu further stated, "With respect to the long anticipated market improvement, we remain cautious in predicting the pace of any significant recovery. Visibility remains difficult even for the short-term, however, we are confident that MoSys is well positioned to take advantage of recovery momentum as it materializes."

    Business Outlook

    MoSys' President and Chief Executive Officer Dr. Fu-Chieh Hsu and Chief Financial Officer, Mark Voll will update their business outlook and give guidance for the second quarter of 2003 during their earnings conference call at 2:15 P.M. PT on July 17, 2003.

    Second Quarter Financial Results Web cast/Conference Call

    The MoSys management team will host a live web cast and conference call to discuss Q2 2003 financial results beginning at 2:15 P.M. (PT) on Thursday, July 17, 2003. Investors and other interested parties may listen to the live web cast by visiting the investor relations section of the MoSys web site at www.mosys.com. A replay of the conference call will be available for 24 hours beginning at 5 P.M. PT. The replay number is 1-800-633-8284 with a pass code of 21153892. A web cast replay will also be available on the company's web site.

    ABOUT MOSYS

    Founded in 1991, MoSys (NASDAQ: MOSY), develops, licenses and markets innovative memory technologies for semiconductors. MoSys' patented 1T-SRAM technologies offer a combination of high density, low power consumption, high speed and low cost unmatched by other available memory technologies. The single transistor bit cell used in 1T-SRAM memory results in the technology achieving much higher density than traditional four or six transistor SRAMs while using the same standard logic manufacturing processes. 1T-SRAM technologies also offer the familiar, refresh-free interface and high performance for random address access cycles associated with traditional SRAMs. In addition, these technologies can reduce operating power consumption by a factor of four compared with traditional SRAM technology, contributing to making them ideal for embedding large memories in System on Chip (SoC) designs. MoSys' licensees have shipped more than 50 million chips incorporating 1T-SRAM embedded memory technologies, demonstrating excellent manufacturability in a wide range of silicon processes and applications. MoSys is headquartered at 1020 Stewart Drive, Sunnyvale, California 94085. More information is available on MoSys' website at http://www.mosys.com.

    FORWARD LOOKING STATEMENTS

    This press release may contain forward-looking statements about the Company including, without limitation, benefits and performance expected from use of the Company's 1T-SRAM technology.
    Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include but are not limited to, customer acceptance of our 1T-SRAM technology, proving our technology in high-volume production of licensees' integrated circuits, the level of commercial success of licensees' products such as the Nintendo GAMECUBE and cell phone hand sets, ease of integration of our 1T-SRAM with other semiconductor functions, ease of manufacturing and yields of devices incorporating our 1T-SRAM, our ability to enhance the 1T-SRAM technology or develop new technologies, the level of intellectual property protection provided by our patents, the vigor and growth of markets served by our licensees and customers, the impact of the Company's recent acquisition of ATMOS Corporation on future operating results and operations of the Company and other risks identified in the Company's most recent annual report on Form 10-K filed with the Securities and Exchange Commission, as well as other reports that MoSys files from time to time with the Securities and Exchange Commission. MoSys undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

    1T-SRAM(R) is a MoSys trademark registered in the U.S. Patent and Trademark Office. All other trade, product, or service names referenced in this release may be trademarks or registered trademarks of their respective holders.



                  MONOLITHIC SYSTEM TECHNOLOGY, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except per share amounts)
                              (unaudited)

                     Three Months Ended           Six Months Ended
                          June 30,                    June 30,
                       2003       2002             2003       2002
                     -------    -------           -------   -------

Net Revenue
 Product             $   515     $  648           $ 1,059   $ 1,541
 Licensing             2,196      2,620             6,709     4,504
 Royalty               1,759      3,262             4,615     6,880
                     -------    -------           -------   -------
     Total             4,470      6,530            12,383    12,925
                     -------    -------           -------   -------

Cost of Net Revenue
 Product                 291        383               698       830
 Licensing               341        339               956       651
                     -------    -------           -------   -------
     Total               632        722             1,654     1,481
                     -------    -------           -------   -------
Gross Profit           3,838      5,808            10,729    11,444
                     -------    -------           -------   -------

Operating Expenses:
 Research and
  development          2,168      1,490             4,413     2,821
 Selling,
  general and
  administrative       1,592      1,187             3,262     2,179
 Stock-based
  compensation
  expense                105        156               231       364
                     -------    -------           -------   -------
     Total operating
      expenses         3,865      2,833             7,906     5,364
                     -------    -------           -------   -------

 Income from (loss)
  operations             (27)     2,975             2,823     6,080
 Interest and
  other income           652        433             1,142       800
                     -------    -------           -------   -------

 Income before
  income taxes           625      3,408             3,965     6,880
 Provision for
  income taxes          (125)      (681)             (793)   (1,375)
                     -------    -------           -------   -------

Net Income           $   500    $ 2,727           $ 3,172   $ 5,505
                     =======    =======           =======   =======

Net Income Per Share
 Basic               $  0.02    $  0.09           $  0.10   $  0.19
                     =======    =======           =======   =======
 Diluted             $  0.02    $  0.09           $  0.10   $  0.17
                     =======    =======           =======   =======


Shares Used in Computing
 Net Income Per Share
  Basic               30,395     29,690            30,349    29,630
  Diluted             30,848     31,318            30,693    31,530



                  MONOLITHIC SYSTEM TECHNOLOGY, INC.
                 CONDENSED CONSOLIDATE BALANCE SHEETS
                            (in thousands)

                                           June 30,       December 31,
                                             2003             2002
                                          -----------    -------------
                                          (unaudited)
Assets
Current Assets
  Cash, cash equivalents
   and short-term investments             $    53,936      $    68,433
  Accounts receivable - net                     1,078              943
  Unbilled contract receivable                    857              693
  Inventories - net                               794            1,037
  Prepaid expenses and other assets             3,497            4,475
                                          -----------    -------------
     Total Current Assets                      60,162           75,581

  Long-term investments                        30,756           11,400
  Property and equipment - net                  2,722            3,352
  Goodwill                                     12,326           12,326
  Other Assets                                    508              431
                                          -----------    -------------
     Total Assets                             106,474          103,090
                                          ===========    =============


Liabilities and Shareholders' Equity:
Current Liabilities:
  Accounts payable                        $       102      $        82
  Accrued expenses and other liabilities        2,835            2,418
  Deferred revenue                                281            1,779
  Current portion of capital lease
   obligations                                     21               89
                                          -----------    -------------
  Total Current Liabilities                     3,239            4,368

  Long term portion of capital lease
   obligations                                     18               25

  Common stock and additional paid in
   capital                                     98,498           97,150
  Retained earnings                             4,719            1,547
                                          -----------    -------------
Total Shareholders' Equity                    103,217           98,697
                                          -----------    -------------

  Total Liability and Shareholders'
   Equity                                 $   106,474      $   103,090
                                          ===========    =============

    CONTACT: MoSys, Inc., Sunnyvale
             Mark Voll, 408-731-1800
                 or
             Shelton IR, Dallas
             Beverly Twing, 972-239-5119 x126
             btwing@sheltongroup.com